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                                                                  EXHIBIT 10(ss)

                             THE ALPINE GROUP, INC.

                           DEFERRED STOCK ACCOUNT PLAN

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE  I.       PURPOSE......................................................1

ARTICLE  II.      DEFINITIONS..................................................1

ARTICLE  III.     ADMINISTRATION...............................................4

ARTICLE  IV.      SHARES; ADJUSTMENT UPON CERTAIN EVENTS.......................5

ARTICLE  V.       ELECTIONS....................................................6

ARTICLE  VI.      MATCHING CONTRIBUTIONS.......................................8

ARTICLE  VII.     ESTABLISHMENT OF DEFERRED STOCK ACCOUNT......................8

ARTICLE  VIII.    ADDITIONS TO DEFERRED STOCK ACCOUNT..........................9

ARTICLE  IX.      COMMENCEMENT OF BENEFITS.....................................9

ARTICLE  X.       FORFEITURE...................................................9

ARTICLE  XI.      CLAIMS PROCEDURE............................................10

ARTICLE  XII.     NON-ALIENATION OF BENEFITS..................................10

ARTICLE  XIII.    CHANGE IN CONTROL PROVISIONS................................11

ARTICLE XIV.      TERMINATION OR AMENDMENT OF THE PLAN........................13

ARTICLE XV.    UNFUNDED PLAN..................................................13

ARTICLE XVI.   GENERAL PROVISIONS.............................................14

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                             THE ALPINE GROUP, INC.
                           DEFERRED STOCK ACCOUNT PLAN

                                    ARTICLE I

                                     PURPOSE

      The purpose of the Plan, which is established along with a "rabbi trust," is to provide a select group of management and highly compensated employees of the Employer with the opportunity to: (i) defer the receipt of all or a portion of his or her Bonus; (ii) defer delivery of Stock Option Gains; and (iii) receive an employer Matching Contribution in shares of Common Stock in accordance with the terms and conditions set forth herein.

                                   ARTICLE II

                                   DEFINITIONS

      For purposes of the Plan, the following terms shall have the following meanings:

      II.1 "Affiliate" shall mean each of the following: (i) any Subsidiary;
(ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

      II.2 "Beneficiary" shall mean the individual designated by the Participant, on a form acceptable by the Committee, to receive benefits payable under the Plan in the event of the Participant's death. If no Beneficiary is designated, the Participant's Beneficiary shall be his or her spouse, or if the Participant is not married, the Participant's estate. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to his or her death.

      II.3 "Board" shall mean the Board of Directors of the Company.

      II.4 "Bonus" shall mean a Participant's performance bonus or any other bonus (whether or not discretionary) paid by the Employer to the Participant in shares of Common Stock, including shares of restricted Common Stock, that is designated by the Committee as eligible for deferral under the Plan.

      II.5 "Cause" shall mean with respect to a Participant's Termination of Employment, a Participant's fraud, embezzlement or commission of a crime with regard to the Employer or its assets or a Participant's breach of any noncompetition or nonsolicitation provision or breach of confidentiality, to the extent set forth in a written agreement between the Participant and the

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Company. The Committee shall have sole discretion in determining whether Cause exists, and its determination shall be final, binding and conclusive.

      II.6 "Change in Control" shall have the meaning set forth in Section 13.2.

      II.7 "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

      II.8 "Committee" shall mean the Compensation Committee of the Board or such other committee of the Board which consists solely of at least two non-employee directors, each of whom is intended to be an "outside director," as defined under Section 162(m) of the Code and a "non-employee director," as defined under Section 16(b) of the Exchange Act. In the event that the Committee does not satisfy such requirements, it shall not affect the validity of any contributions or deferral elections hereunder.

      II.9 "Common Stock" shall mean common stock, $.10 par value per share, of the Company.

      II.10 "Company" shall mean The Alpine Group, Inc. or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

      II.11 "Deemed Dividends" shall mean the amount of dividends (whether stock or cash), if any, which are declared on a share of Common Stock multiplied by the number of shares of Common Stock credited to the Deferred Stock Account.

      II.12 "Deferral Period" shall mean the earlier of: (i) the period of deferral selected by the Participant for the period described in Section 5.1(b), as may be extended pursuant to Section 5.1(c) or (ii) the period beginning on the effective date of a deferral election and ending on a Participant's Termination of Employment.

      II.13 "Deferred Bonus" shall mean the Bonus deferred by a Participant under Section 5.1(a)(i) hereof.

      II.14 "Deferred Stock Option Gains" shall mean the Stock Option Gains deferred under Section 5.1(a)(ii) hereof.

      II.15 "Deferred Stock Account" shall mean the individual account established pursuant to Article VII to which a Participant's Deferred Bonus and Deferred Stock Option Gains are credited.

      II.16 "Disability" shall mean any disability as determined under the Employer's long term disability policies, provided that the Participant is entitled to and is receiving long term disability benefits under such policies.

      II.17 "Effective Date" shall mean March 10, 1999.


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      II.18 "Eligible Employee" shall mean an Employee who is a member of a select group of management or highly compensated employees and who is designated by the Committee, in its sole discretion, as an Eligible Employee. Any Eligible Employee shall continue to be eligible to participate in the Plan until he or she ceases to be an Eligible Employee, whether by reason of his or her Termination of Employment or by reason of the Committee's determination in its sole discretion that he or she should no longer be designated as an Eligible Employee.

      II.19 "Eligible Stock Option" shall mean one or more nonqualified stock options (including incentive stock options disqualified as such and treated as nonqualified stock options) selected by the Committee in its sole discretion as eligible for deferral of Stock Option Gains hereunder.

      II.20 "Employee" shall mean any person employed by the Employer excluding any "leased employee," as defined in Section 414(n) of the Code, any independent contractor or agent.

      II.21 "Employer" shall mean the Company and any Affiliate.

      II.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      II.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      II.24 "Matching Contribution" shall mean the contribution made pursuant to
Article VI hereof.

      II.25 "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

      II.26 "Participant" shall mean any Eligible Employee who: (i) elects to defer his or her Bonus or Stock Option Gains in accordance with the terms hereunder; and (ii) has a balance in his or her Deferred Stock Account under the Plan. A Participant shall cease to be permitted to defer his or her Bonus or Stock Option Gains with regard to a Plan Year if he or she is not, or ceases to be, an Eligible Employee with regard to the Plan.

      II.27 "Plan" shall mean The Alpine Group, Inc. Deferred Stock Account
Plan.

      II.28 "Plan Year" shall mean the calendar year, except that the first Plan Year shall be the short Plan Year commencing on the Effective Date and ending on December 31, 1999.

      II.29 "Stock-for-Stock Exercise" shall mean the payment of the exercise price of the Eligible Stock Option with Common Stock owned by the Participant for at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances and has represented that he has owned the shares of Common Stock for at least six (6) months) based on the fair market value of the Common Stock on the exercise date. The Committee (or its delegate), in its sole discretion, shall determine whether payment of the exercise price of the


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Eligible Stock Option with Common Stock may be accomplished through attestation or by physical tender of the shares.

      II.30 "Stock Option Gains" shall mean the number of shares of Common Stock equal in number to (i) the shares of Common Stock subject to an Eligible Stock Option less (ii) the number of shares of Common Stock delivered to satisfy the exercise price for the Eligible Stock Option pursuant to a Stock-for-Stock Exercise.

      II.31 "Subsidiary" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

      II.32 "Termination of Employment" shall mean termination of employment as an Employee of the Employer for any reason whatsoever, including but not limited to death, retirement, resignation, Disability, dismissal (with or without Cause) or the cessation of an entity as an Affiliate.

                                   ARTICLE III

                                 ADMINISTRATION

      III.1 The Committee. The Plan shall be administered by the Committee.

      III.2 Duties of the Committee. The Committee (or its delegate) shall have the exclusive right, power and authority to administer, apply and interpret the Plan and any other Plan documents and to decide any questions and settle all controversies and disputes that may arise in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority: (i) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (ii) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (iii) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan;
(iv) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents; and (v) to process and approve or deny benefit claims and rule on any benefit exclusions. All determinations made by the Committee (or any delegate) with respect to any matter arising under the Plan and any other Plan documents including, without limitation, the interpretation and administration of the Plan shall be final, binding and conclusive on all parties.

      III.3 Advisors. The Company, the Board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and the Committee may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred for the engagement of such counsel, consultant or agent shall be paid by the Company. The Committee may also rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.


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      III.4 Action by Majority. Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law.

      III.5 Liability of Committee Members. No member of the Committee and no officer, director or employee of the Employer shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudged to be due to fraud. Further, no such person shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf in connection with the Plan.

      III.6 Indemnification of Committee Members. Each Employer shall indemnify, to the full extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of the Employer under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan (other than as a Participant).

      III.7 Securities Law Compliance. The Committee shall impose such rules designed to facilitate compliance with Federal and state securities laws, including to the extent applicable, the limitations of Section 4(2) and Rule 701 under the Securities Act of 1933, as amended, and shall have the authority to suspend the Plan and take any action necessary, including revoking a Participant's deferral elections, prospectively and/or retroactively, to ensure that the Plan complies with Federal and state securities laws.

                                   ARTICLE IV

                     SHARES; ADJUSTMENT UPON CERTAIN EVENTS

      IV.1 Shares to be Delivered. Shares to be delivered under the Plan shall be: (i) with respect to shares of Common Stock contributed as a Matching Contribution, shares of Common Stock reacquired by the Company and held in treasury; (ii) with respect to shares of Common Stock deferred as Deferred Stock Option Gains upon the exercise of an Eligible Stock Option, shares of Common Stock held under the applicable stock option plan of the Company, including, without limitation, the Company's 1997 Stock Option Plan; or (iii) with respect to shares of Common Stock deferred as Deferred Bonus, either (x) shares of Common Stock held under the applicable restricted stock plan of the Company, including, without limitation, the Company's 1984 Restricted Stock Plan or (y) shares of Common Stock reacquired by the Company and held in treasury.


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      IV.2 Adjustments Upon Certain Events.

            (a) Adjustments. The existence of the Plan and any Deferred Stock Account shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of the assets or business of the Company, or any other corporate act or proceeding.

            (b) Capital Structure. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Committee determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares of Common Stock held in the Deferred Stock Account shall be appropriately adjusted consistent with such change in such manner as the Committee may deem necessary to reflect the change, and any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

            (c) Fractional Shares. Fractional shares of Common Stock resulting from any adjustment in shares of Common Stock pursuant to Section 4.2(a) or (b) or any other provision hereunder shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Deferred Stock Account has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                                    ARTICLE V

                                    ELECTIONS

      V.1 Elections.

            (a) Amount of Deferral. An Eligible Employee may elect in writing on a form prescribed by the Employer to defer the receipt of all or a portion (in whole percentages) of his or her: (i) Bonus, subject to a minimum deferral of at least fifteen percent (15%) of his or her Bonus; and (ii) Stock Option Gains. With respect to any discretionary Bonus, the Committee in its sole discretion may automatically defer all or a portion of any discretionary Bonus of an


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Eligible Employee without such Eligible Employee electing to defer such Bonus or consenting to such deferral (except that an Eligible Employee may be required to select the required length of the Deferral Period under Section 5.1(b) hereof).

            (b) Length of Deferral. An Eligible Employee making an election pursuant to Section 5.1(a) hereof or, if so determined by the Committee, an Eligible Employee receiving an automatic deferred Bonus, shall also elect a Deferral Period of either two (2), three (3), five (5), ten (10) or fifteen (15) years, which Deferral Period shall begin on the day on which a Deferred Bonus and/or Deferred Stock Option Gains would otherwise have been paid. If an Eligible Employee makes an election under Section 5.1(a) but makes no election under Section 5.1(b), then the Deferral Period shall be two (2) years.

            (c) Extension of Deferral Period. Notwithstanding any election made pursuant to Section 5.1(b) above, a Participant may elect to extend any Deferral Period on a form prescribed by the Committee for either two (2), three (3), five
(5), ten (10) or fifteen (15) additional years, provided that any such election is made at least one (1) year prior to the expiration of the applicable Deferral Period. Each election to extend a Deferral Period shall be irrevocable.

      V.2 Timing and Manner of Bonus Deferral Election.

            (a) Method of Election. Any election to defer payment of a Participant's Bonus shall be made by the Participant in writing to the Committee on a form prescribed by the Employer on or before the first day of the second quarter of the Company's fiscal year to which the Bonus relates. Notwithstanding the foregoing, an election to defer payment of a Bonus which is in the form of shares of restricted Common Stock shall be made by the Participant in writing to the Committee on a form prescribed by the Employer at least six (6) months prior to the date on which the restrictions on such shares of restricted Common Stock lapse.

            (b) Irrevocable Election. An election with respect to a Participant's Bonus under this Article V is irrevocable. An election with respect to a Participant's Bonus (other than a Bonus which is in the form of shares of restricted Common Stock) is valid only for the fiscal year of the Company with respect to which the election is made. If a new election is not made with respect to any subsequent fiscal year of the Company under Section 5.1(a), a Participant's Bonus (other than a Bonus which is in the form of shares of restricted Common Stock) earned in such fiscal year shall not be deferred under the Plan. An election with respect to a Bonus which is in the form of shares of restricted Common Stock is valid only for shares of restricted Common Stock for which the restrictions lapse at any time after six (6) months following the election.

            (c) Mid-Year Participation. An individual who becomes an Eligible Employee after the date by which an election would otherwise be required to be made hereunder may elect to become a Participant (solely with respect to Bonus earned after an election pursuant to Section 5.1(a) is executed and delivered to the Employer pursuant to the procedures established by the Committee) within thirty (30) days after the individual becomes an Eligible Employee, by making an election, in writing, on a form prescribed by the Committee.


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      V.3 Timing and Manner of Stock Option Gains Deferral Election. Any
election to defer payment of a Participant's Stock Option Gains shall be made by the Participant in writing to the Committee on a form prescribed by the Employer at least six (6) months prior to the date the Participant exercises the Eligible Stock Option. The deferral election for such Eligible Stock Option shall be irrevocable and shall apply to the Participant's exercise of the Eligible Stock Option at any time after six (6) months following the election until the expiration date of the Eligible Stock Option.

      V.4 Change in Status. An election made pursuant to Section 5.1 by a Participant who ceases to be an Eligible Employee but who does not incur a Termination of Employment shall remain in effect and such Participant shall not be entitled to receive a distribution from the Plan solely as a result of such change in status.

                                   ARTICLE VI

                             MATCHING CONTRIBUTIONS

            The Employer shall contribute a Matching Contribution in shares of Common Stock to a Participant's Deferred Stock Account equal to: (i) 25% of the Deferred Stock Account deferred for at least three (3) years and (ii) 25% of the Deferred Stock Account deferred for at least five (5) years. Any Matching Contribution shall be credited to the Participant's Deferred Stock Account as soon as practicable following satisfaction of the three (3) year period (with respect to Deferral Periods of at least three (3) years or at least three (3) years but less than five (5) years) or the three (3) year and the five (5) year periods, as applicable (with respect to Deferral Periods of at least five (5) years). For purposes of this Article VI, with respect to Deferred Bonus which is in the form of shares of restricted Common Stock, such shares shall be treated as if the Deferral Period commenced on the date such shares of restricted Common Stock were awarded to the Participant notwithstanding that such shares are held in the custody of the Company.

                                   ARTICLE VII

                     ESTABLISHMENT OF DEFERRED STOCK ACCOUNT

      VII.1 Crediting of Deferrals. Deferred Bonus and Deferred Stock Option Gains shall be credited to the Participant's Deferred Stock Account not later than the date such amount would otherwise be payable to the Participant. Notwithstanding the foregoing, with respect to Deferred Bonus which is in the form of shares of restricted Common Stock, the Company shall retain custody of the shares of restricted Common Stock during the applicable restriction period and shall credit such shares to the Participant's Deferred Stock Account not later than the date immediately prior to the date the applicable restriction period expires.

      VII.2 Vesting. A Participant's Deferred Stock Account shall be fully vested at all times, except that with regard to shares of restricted Common Stock, such shares and any Matching Contributions with regard thereto, shall not be vested until the date the applicable restriction period expires.


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      VII.3 Ownership. Prior to the end of the Deferral Period, the Participant
shall not have any rights as a stockholder of the Company with respect to shares of Common Stock held in a Participant's Deferred Stock Account, except the right to have Deemed Dividends, if any, credited to his or her Deferred Stock Account and adjustment made to the shares of Common Stock under the Deferred Stock Account under Article IV.

                                  ARTICLE VIII

                       ADDITIONS TO DEFERRED STOCK ACCOUNT

      VIII.1 Plan Investments. Amounts deferred under the Plan shall be held solely in the form of Common Stock.

      VIII.2 Dividends. At such time or times as any dividends on Common Stock shall be distributed to the Company's stockholders, the Company shall credit to the Deferred Stock Account the Deemed Dividends. Deemed Dividends so credited to the Deferred Stock Account which are cash dividends shall be reinvested in shares of Common Stock (based on the fair market value of such shares on the date the dividend is paid).

                                   ARTICLE IX

                            COMMENCEMENT OF BENEFITS

      Except as otherwise provided in this Article IX and Article XIII, a Participant's Deferred Stock Account shall be paid to the Participant (or, in the case of the Participant's death, his or her Beneficiary) in a lump sum payment payable solely in shares of Common Stock as soon as administratively practicable after the earlier of the following to occur: (i) a Participant's Termination of Employment; or (ii) the end of the applicable Deferral Period. A Participant shall not be entitled to, and the Employer shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

      Any remaining fractional shares of Common Stock shall be treated in the manner described in Section 4.2(c) hereof.

                                    ARTICLE X

                                   FORFEITURE

      Notwithstanding any provision to the contrary hereunder, in the event that a Participant is terminated by the Employer for Cause, the Participant's Deferred Stock Account excluding any Matching Contributions shall be paid to the Participant in a lump sum payment consisting solely of shares of Common Stock as soon as administratively practicable after such termination.


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                                   ARTICLE XI

                                CLAIMS PROCEDURE

      Any claim by a Participant or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee or such other person designated by the Committee from time to time for such purpose. If the Committee believes that the claim should be denied, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after receipt thereof (this period may be extended an additional ninety (90) days in special circumstances and, in such event, the Claimant shall be notified in writing of the extension). Such notice shall (i) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based; (ii) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary; and (iii) inform the Claimant of his or her right pursuant to this section to request review of the decision.

      A Claimant may appeal the denial of a claim by submitting a written request for review to the Committee, within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The claim will then be reviewed by the Committee. A Claimant or his or her duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. Written notice of any such special circumstances shall be sent to the Claimant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Plan and other relevant documents and shall be final, conclusive and binding on all persons.

      The Committee may at any time alter the claims procedure set forth above, provided that the revised claims procedure complies with ERISA and the regulations issued thereunder.

                                   ARTICLE XII

                           NON-ALIENATION OF BENEFITS

      A Participant's Deferred Stock Account shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.


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                                  ARTICLE XIII

                          CHANGE IN CONTROL PROVISIONS

      XIII.1 Benefits.

            (a) Lump Sum Distribution. Upon a Change in Control of the Company, each Participant hereunder shall receive his or her entire Deferred Stock Account, from the Plan in a lump sum payment payable solely in shares of Common Stock, as soon as administratively practicable following such Change in Control, but in no event later than five (5) days after the date of such Change in Control. Any remaining fractional shares of Common Stock shall be treated in the manner described in Section 4.2(c) hereof.

            (b) Matching Contribution Acceleration. Upon a Change in Control of the Company, the Employer shall contribute on such date the Matching Contribution that otherwise would be contributed to a Participant's Deferred Stock Account pursuant to Article VI hereof if the Participant's outstanding election pursuant to Section 5.3 in effect at the time of the Change in Control would have resulted in a Matching Contribution being made pursuant to Article VI at any time before the end of the Deferral Period (assuming that the Participant would have remained continuously employed through the Deferral Period).

            (c) Election Revocable. Upon a Change in Control of the Company, a Participant's election to defer Stock Option Gains pursuant to Section 5.2(a) hereof may be revoked by the Participant upon written notice to the Company of a Participant's intent to exercise the Eligible Stock Option without any deferral of Stock Option Gains or may be revoked by the Company contingent upon the occurrence of a Change in Control.

      XIII.2 Change in Control. A "Change in Control" shall be deemed to have occurred:

            (a) upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds more than 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 20% or more of the Outstanding Company Voting Securities; or

            (b) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets of another corporation ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.


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

                                   ARTICLE XIV

                      TERMINATION OR AMENDMENT OF THE PLAN

      Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that no amendment or termination shall reduce or terminate the then benefit of any Participant or Beneficiary or the right to receive an accelerated Matching Contribution under Section 13.1(b) hereof. Upon an amendment or suspension, the Company shall not be required to distribute a Participant's Deferred Stock Account prior to the end of the Deferral Period, but, in the event of a suspension of the Plan, may do so in a lump sum payment, at the discretion of the Board or the Committee, payable solely in shares of Common Stock. In the event of a termination of the Plan, a Participant's Deferred Stock Account shall be distributed in a lump sum payment payable solely in shares of Common Stock as soon as administratively practicable following such termination.

                                   ARTICLE XV

                                  UNFUNDED PLAN

      The Plan shall not be construed to require the Employer to fund any of the benefits payable under the Plan or to set aside or earmark any monies or other assets specifically for payments under the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation and any amounts payable hereunder shall be paid by the Employer out of its general assets. Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Employer as a result of the Plan. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst any Employer, the Committee, and the Participants, their designated Beneficiaries or any other person. Any funds which may be invested under the provisions of the Plan shall continue for all purposes to be part of the general funds of the applicable Employer and no person other than the applicable Employer shall by virtue of the provisions of the Plan have any interest in such funds. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the applicable Employer, nothing contained herein shall give any such Participant any rights that are greater than those of an unsecured general creditor of the applicable Employer. The Employer shall establish a "rabbi trust" to hold the shares of Common Stock hereunder and to pay the shares of Common Stock payable hereunder. If the Employer decides to establish any advance accrued reserve on its books against the future expense of benefits payable hereunder, or if the Employer is required to fund a trust under the Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

                                   ARTICLE XVI

                               GENERAL PROVISIONS

      XVI.1 Withholding of Taxes. The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold Federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Employer shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Employer to the Participant upon such terms and conditions as the Committee may prescribe.

      XVI.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      XVI.3 Other Benefits. No payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Employer nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

      XVI.4 No Right to Employment. Neither the Plan nor the deferral of any amount hereunder shall impose any obligations on the Employer to retain any Participant as an Employee nor shall it impose on the part of any Participant any obligation to remain as an Employee of the Employer.

      XVI.5 Costs. The Company shall bear all expenses included in administering the Plan.

      XVI.6 Minors and Incompetents. In the event that the Committee finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under the Plan. Any payments to a minor from the Plan may be paid by the Committee in its sole and absolute discretion (i) directly to such minor; (ii) to the legal or natural guardian of such minor; or (iii) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

      XVI.7 Section 16(b) of the Exchange Act. To the extent applicable, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with
Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

      XVI.8 Top-Hat Status. The Plan is intended to constitute a "top-hat" pension plan under Sections 201(2) and 301(a)(3) of ERISA. To the extent necessary to comply with the top-hat requirements, the Committee may terminate an Eligible Employee as a Participant and may, in its sole discretion, distribute his or her Deferred Stock Account.

      XVI.9 Section 162(m) of the Code. The portion of the Plan attributable to the Stock Option Gains and Deferred Stock Option Gains is intended to comply with Section 162(m) of the Code and shall be interpreted as part of the applicable stock option plan of the Company.

      XVI.10 Representation and Legend. The Committee may require each person receiving shares of Common Stock hereunder to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      XVI.11 Listing and Other Conditions.

            (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock hereunder shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to receive any shares of Common Stock shall be suspended until such listing has been effected.

            (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock hereunder is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock issued hereunder and the right to receive any shares of Common Stock shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

            (c) Upon termination of any period of suspension under this Section 14.10, any shares of Common Stock affected by such suspension which remain payable shall be payable as to all shares payable before such suspension and as to shares which would otherwise have become payable during the period of such suspension.

      XVI.12 Assignment. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

      XVI.13 Governing Law. Except to the extent preempted by ERISA or other Federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

      XVI.14 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

      XVI.15 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      XVI.16 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.